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                                                                     EXHIBIT 2.4

                                ESCROW AGREEMENT

                  This ESCROW AGREEMENT (the "Escrow Agreement") is made as of April 8, 2004, between Tekelec, a California corporation ("Tekelec"), Taqua, Inc., a Delaware corporation ("Taqua"), Bessemer Venture Partners V L.P. ("Bessemer") and Columbia Capital, L.L.C. ("Columbia" and together with Bessemer, the "Representatives"), as the representatives of the holders of Company Shares, and U.S. Bank National Association (the "Escrow Agent").

                                    RECITALS

                  A. Tekelec and Taqua have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 25, 2004, as amended February 26, 2004, pursuant to which, among other things, the parties thereto agreed to the merger of a subsidiary of Tekelec with and into Taqua.

                  B. The transactions contemplated by the Merger Agreement are being closed (the "Closing") contemporaneously with the execution of this Escrow Agreement.

                  C. Pursuant to the Merger Agreement, a certain portion of the Merger Consideration is to be deposited in escrow, subject to the terms and conditions of the Merger Agreement and this Escrow Agreement.

                  D. The Escrow Agent has agreed to hold the Escrow Funds (as hereinafter defined) and disburse and apply the same in accordance with the terms and conditions of this Escrow Agreement.

                  NOW, THEREFORE, in consideration of the promises and the mutual agreements expressed herein and in the Merger Agreement, the parties hereto agree as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Merger Agreement.

                  2. APPOINTMENT OF ESCROW AGENT. Taqua and the Representatives, on their own behalf and on behalf of all of the holders of Company Shares, hereby appoint the Escrow Agent to serve as escrow agent hereunder and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent hereunder and to accept, hold and distribute the Escrow Funds in accordance with and subject to the terms and conditions hereof.

                  3.       DEPOSIT OF ESCROW FUNDS AND DISBURSEMENT FUNDS.

                           3.1.     Pursuant to Section 1.10 of the Merger
Agreement, Tekelec has deposited with the Escrow Agent $8,500,000 (the "Escrow Deposit"). The Escrow Agent hereby acknowledges receipt of the Escrow Deposit.

                           3.2.     The Escrow Deposit and any income earned
thereon are referred to herein collectively as the "Escrow Funds."

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                           3.3.     Pursuant to Section 1.9(d) of the Merger
Agreement, Tekelec has deposited with the Escrow Agent $150,000 (the "Disbursement Account"). The Escrow Agent hereby acknowledges receipt of the Disbursement Account.

                           3.4.     The Disbursement Account and any income
earned thereon are referred to herein collectively as the "Disbursement Funds."

                  4.       INVESTMENTS.

                           4.1.     The Escrow Agent shall cause the Escrow
Funds and the Disbursement Funds from time to time to be invested and reinvested as directed in writing by the Representatives, in Authorized Investments, provided that all such investments shall have appropriately blended maturities but in no event shall any individual investment mature more than 91 days from the date of investment or reinvestment. For the purpose of this Escrow Agreement, "Authorized Investments" means (1) short term interest bearing or discount debt obligations issued or guaranteed by the Government of the United States and /or (2) money market funds rated AAA by Standard and Poor's which invests in short term interest bearing or discount debt obligations issued or guaranteed by the Government of the United States including funds offered by Escrow Agent. Any direction by the Representatives to the Escrow Agent as to investment or reinvestment of funds shall be in writing and shall be provided to the Escrow Agent no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received after 9:00 a.m. or received on a non-Business Day shall be deemed to have been given prior to 9:00 a.m. the next Business Day. If a direction is not received, the Escrow Agent shall not have any obligation to invest the Escrow Funds or the Disbursement Funds in Authorized Investments and pending receipt of same shall be entitled to hold such Escrow Funds or Disbursement Funds uninvested in its trust account.

                           4.2.     All earnings, dividends or other property
(including securities) received in connection with the Escrow Funds and the Disbursement Funds shall be converted into cash and invested as provided in this
Section 4. The Escrow Agent shall supply a written statement to Tekelec and the Representatives monthly listing all transactions with respect to the Escrow Funds and the Disbursement Funds during each such period.

                           4.3.     The Escrow Agent shall not be held liable
for any losses incurred in the investments of any funds in Authorized Investments provided that the Escrow Agent is not grossly negligent or does not act willfully or in bad faith in connection with such investments.

                  5.       APPLICATION OF ESCROW FUNDS TO CLAIMS OF TEKELEC.

                           5.1.     If Tekelec claims that a Tekelec Indemnified
Person has suffered Indemnified Losses for which it is entitled to indemnification under Section 9.1 of the Merger Agreement at any time prior to 11:59 p.m. on May 1, 2005 (the "Release Date"), Tekelec shall deliver the written notice required by Section 9.4 of the Merger Agreement (any notice from Tekelec under this Section 5 shall be referred to as a "Release Notice") to the Representatives and the Escrow Agent to release from the Escrow Funds such amount (the "Claimed Amount"). The parties acknowledge that there may be multiple Release Notices given by Tekelec during the

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term hereof and that any Release Notice may be amended by Tekelec from time to time on or prior to the Release Date (e.g., to increase or decrease the Claimed Amount stated therein), any such amendment being effective as of and from the date of delivery thereof to the Escrow Agent. The Claimed Amount shall be paid by the Escrow Agent out of the Escrow Funds to or at the direction of Tekelec in accordance with the Release Notice unless the Representatives dispute the validity or amount of such claim by notifying Tekelec and the Escrow Agent in writing, containing a description in reasonable detail of the basis for the dispute and the amount in dispute (a "Dispute Notice"), within fourteen (14) calendar days after Tekelec has provided the Representatives with its Release Notice. If a Dispute Notice has not been delivered to Tekelec and the Escrow Agent within the required fourteen (14) calendar day period, the Escrow Agent shall promptly disburse from the Escrow Funds to or at the direction of Tekelec the portion of the Escrow Funds set forth in the Release Notice.

                           5.2.     In the event that a Dispute Notice signed by
the Representatives has been provided to Tekelec and the Escrow Agent within the required fourteen (14) calendar day period, the Escrow Agent shall distribute promptly to or at the direction of Tekelec the undisputed portion (if any) of the amount set forth in the Release Notice, and withhold the amount in dispute (the "Disputed Amount"), which amount shall be resolved in accordance with this
Section 5.2. The Disputed Amount shall be held by the Escrow Agent in accordance with the terms hereof until the earlier to occur of the following: (i) the Representatives and Tekelec jointly direct the disbursement of the Disputed Amount by delivering written instruction to the Escrow Agent, or (ii) the Escrow Agent receives a copy of a final judgment or order of a court of competent jurisdiction (a "Directive") with respect to the Disputed Amount (which judgment or order shall also be delivered by Tekelec to the Representatives or by the Representatives to Tekelec, as the case may be). Upon receipt of such instructions or Directive, or as promptly as practicable but in no event more than fifteen (15) calendar days after receipt of such instructions or Directive, the Escrow Agent shall disburse or continue to hold (as the case may be) the Disputed Amount, as required by such instructions or Directive, as the case may be.

                  6. FINAL DISTRIBUTION OF ESCROW FUNDS. Promptly following the Release Date, the Escrow Agent shall release to the Representatives (for distribution by the Representatives to the Holders in accordance with this Section 6) the Escrow Funds remaining in the Escrow Account; provided, however, the Escrow Agent shall retain (and not deliver to the Representatives) such Escrow Funds in the amount equal to all Disputed Amounts outstanding on the Release Date which have not been resolved in accordance with Section 5 and all Claimed Amounts that have not then been paid to Tekelec or disputed by the Representative in accordance with Section 5 hereof. Following the resolution of any Disputed Amounts in accordance with
Section 5 hereof, the Escrow Agent shall disburse the Disputed Amounts as provided in the Directive or in written instructions from Tekelec and the Representatives. Upon receipt of any amounts from the Escrow Account by the Representatives, the Representatives shall promptly (but in no event later than five (5) calendar days thereafter) distribute all such amounts (less any reasonable out of pocket costs and expenses incurred by the Representatives in connection with services hereunder to the extent such Representatives have not previously been reimbursed for such amounts) to the Persons set forth on Exhibit A attached hereto (each a "Holder"), with each Holder being entitled to receive an amount (with respect to each such Holder, such Holder's "Pro Rata Amount") equal to the aggregate amount to be so distributed

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multiplied by the number set forth next to such Holder's name on Exhibit A under the column entitled "Pro Rata Portion;" provided, however, if any amounts distributed to Tekelec pursuant to the terms hereof were as a result of an indemnity obligation arising under Section 9.1(c) of the Merger Agreement, then
(i) any Holder whose breach or violation gave rise to such indemnity obligation shall not be entitled to such Holder's Pro Rata Amount, and instead such Holder shall only be entitled to the greater of (A) $0 and (B) the difference between such Holder's Pro Rata Amount and the amount distributed to Tekelec pursuant to the terms hereof as a result of any such indemnity obligation attributable to such Holder (such amount so distributed to Tekelec the "Individual Obligation Amount") and (ii) each such Individual Obligation Amount shall be distributed to all other Holders in accordance with their Pro Rata Portions, with, for this purpose, such Pro Rata Portions increased on a pro rata basis as among such other Holders in order to allocate the breaching Holder's Pro Rata Portion among such non-breaching Holders (with respect to each such non-breaching Holder, such Holder's "Adjusted Pro Rata Portion"); provided further, if at the time of any distribution by the Representatives of Escrow Funds to the Holders, any Disputed Amount represents an amount that Tekelec has claimed it is entitled to as a result of an indemnity obligation under Section 9.1(c) of the Merger Agreement (an "Individual Obligation Disputed Amount"), then (i) all such Escrow Funds other than any Individual Obligation Disputed Amounts shall be distributed by the Representatives to the Holders, with each Holder being entitled to receive its Pro Rata Amount, except that the Holder or Holders whose alleged breach or violation is at issue with respect to any such Individual Obligation Disputed Amount shall only be entitled to receive the difference between such Holder's
Pro Rata Amount of such distribution and the Individual Obligation Disputed Amount attributable to such Holder and (ii) all such Individual Obligation Disputed Amounts shall continue to be held by the Representatives until such time as the disputes with respect to such amounts have been resolved in accordance with the terms hereof, at which time such Individual Obligation Disputed Amounts shall be distributed by the Representatives in accordance with the terms hereof as if such resolution had been known at the time of the initial distribution of such Escrow Funds. The Representatives shall deliver to each Holder in connection with each distribution hereunder a statement showing the calculation of the amounts so distributed. Promptly following each such distribution, the Representatives shall also deliver to Tekelec a copy of each such statement so delivered to the Holders, together with a certificate certifying that all amounts distributed were distributed in accordance with the provisions hereof.

                  7.       DISTRIBUTION OF DISBURSEMENT FUNDS.

                  (a) Upon written notice from the Representatives, the Escrow Agent shall release such portion of the Disbursement Funds as the Representatives shall request in order to reimburse the Representatives for any fees, expenses or losses incurred by the Representatives in the performance of their duties hereunder and pursuant to the Merger Agreement.

                  (b) If there are insufficient Disbursement Funds to satisfy a request made by the Representatives pursuant to Section 7(a) hereof and the Escrow Agent has released Escrow Funds following the Release Date to the Representatives in accordance with Section 6, the Representatives shall be entitled to retain the amount of such insufficiency from the Escrow Funds and such disbursement shall reduce the Escrow Funds available to the Holders. In no event shall the Representatives be entitled to reimbursement prior to the Release Date from the

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Escrow Funds. Following the Release Date, the Representatives shall only be entitled to reimbursement if the Escrow Agent has released Escrow Funds in accordance with Section 6 to the Representatives for distribution to the Holders. Upon the Release Date, any remaining Disbursement Funds shall be distributed pro rata to the Representatives, or their successors or assigns.

                  8. CERTAIN COVENANTS. Tekelec and the Representatives, on their own behalf and on behalf of the Holders, hereby agree that all taxes payable with respect to the interest earnings on the Escrow Deposit shall be the responsibility of the Holders as the parties entitled to such interest earnings. Tekelec and the Representatives agree that the Escrow Agent shall report the interest earnings to the Holders on the appropriate tax forms and, to the extent required by the Code, withhold the appropriate tax. The Representatives agree that they will use their reasonable efforts to timely provide to the Escrow Agent all documents and information necessary to satisfy the reporting obligations with respect to the interest earnings, including the aggregate amount of interest earnings allocable to each Holder (or the aggregate amount includible in gross income of each Holder), the name, address, and taxpayer identification number of each Holder, and such other information as required by the tax forms. In addition, the Representatives agree that they will cooperate with the Escrow Agent to obtain each Holder's Certification of Taxpayer Identification Number on Substitute Form W-9 or Substitute Form W-8BEN from each Holder. In addition, Tekelec and the Representatives hereby agree that they will make all reasonable efforts to resolve as quickly as possible any claims still pending pursuant to Section 5 or 6 at the time a disbursement is required to made hereunder.

                  9. JOINT WRITTEN INSTRUCTIONS AND DIRECTIONS; DISBURSEMENTS. Notwithstanding any other provisions of this Escrow Agreement, the Escrow Agent shall deal with the Escrow Funds, or any part thereof, at any time in accordance with any directions given in an undisputed Release Notice or jointly given in writing by Tekelec and the Representatives to the Escrow Agent or in a Directive. The parties hereto agree that all disbursements required to be made hereunder shall be made to the Representatives (and by the Representatives to the Holders) by wire transfer or check and to or at the direction of Tekelec by wire transfer of immediately available funds in accordance with the wire transfer instructions specified in the notice directing the Escrow Agent to make such disbursement. All directions, notices and other actions given by the Representatives pursuant to this Escrow Agreement shall be unanimous.

                  10.      PROVISIONS CONCERNING THE ESCROW AGENT.

                           10.1.    This Escrow Agreement sets forth,
exclusively, the duties of the Escrow Agent and no additional duties or obligations shall be inferred herefrom or implied hereby.

                           10.2.    The Escrow Agent shall not be responsible
for the validity of any documents or other property delivered to it pursuant hereto, may act and rely conclusively upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instructions hereunder, believed by the Escrow Agent to be authorized, has been duly authorized so to do.

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                           10.3.    The Escrow Agent shall not be liable for any
error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may in good faith do or refrain from doing in connection herewith, except to the extent that any act or omission constitutes gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action.

                           10.4.    The Escrow Agent may consult with, and
obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice of such counsel.

                           10.5.    The Escrow Agent shall not be bound by any
modification of this Escrow Agreement unless it shall have specifically consented thereto in writing.

                           10.6.    The Representatives, on the one hand, and
Tekelec, on the other hand, shall each upon demand pay to the Escrow Agent 50% of the amount of all reasonable expenses, including the reasonable fees and expenses of counsel, which the Escrow Agent may incur, and its normal fees for all services rendered, in each case in connection with the discharge of its duties, and the exercise or enforcement of the rights of the parties hereunder. The Escrow Agent may deduct any unpaid fees from the Escrow Funds. In the event Escrow Agent deducts any unpaid fees for which Tekelec is responsible hereunder from the Escrow Funds, Tekelec shall promptly deposit into the Escrow Account Tekelec's portion of such unpaid fees and in the event Escrow Agent deducts any unpaid fees for which any of the holders of Company Shares is responsible hereunder from the Escrow Funds, the Representatives shall promptly deposit into the Escrow Account such Stockholder's portion of such unpaid fees or if the Representatives fail to do so, the Escrow Agent shall deduct such amounts from the Disbursement Funds.

                           10.7.    The Escrow Agent may resign by giving
written notice in writing to Tekelec, Taqua and the Representatives of such resignation, specifying a date which such resignation shall take effect, which shall in no event be earlier than sixty (60) days after the giving of such notice, and shall be discharged from its duties and obligations upon the appointment of a successor Escrow Agent as hereafter provided and the delivery to such successor of the Escrow Funds. Immediately upon receipt of such notice, Tekelec, Taqua and the Representatives shall appoint a successor Escrow Agent who shall be mutually acceptable to them. Any such successor Escrow Agent shall deliver to Tekelec, Taqua and the Representatives and to the resigning Escrow Agent a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder, and shall be entitled to receive the Escrow Funds. In the event that a successor Escrow Agent shall not be so appointed by the date of resignation specified by the Escrow Agent, the Escrow Agent shall have the right to appoint as a successor Escrow Agent any national bank, and the parties hereto agree to accept any such successor Escrow Agent appointed by the Escrow Agent.

                           10.8.    In the event of any dispute between Tekelec,
Taqua or the Representatives, or between the Escrow Agent and any one or more of the other parties hereto,

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with regard to the Escrow Agent or its duties, or any other matter concerning the disposition of the Escrow Funds or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may deposit the Escrow Funds with any court described in Section 11.10 of the Merger Agreement pending the decision of such court, and the Escrow Agent shall be entitled to refrain from action pending, and rely upon, the decision of such court. The rights of the Escrow Agent under this Section 10.8 are cumulative of all other rights which it may have by law or otherwise.

                           10.9.    The parties to the Escrow Agreement (other
than the Escrow Agent) hereby agree that, the Escrow Agent shall be indemnified from and against any loss, liability or expense reasonably incurred, without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the Escrow Agreement, including the expense of defending itself against any claim or liability arising therefrom. Any payment required to be made pursuant to this Section 10.9 shall be paid from the Escrow Fund. The Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary. Notwithstanding the foregoing, Tekelec and the Representatives (jointly and severally) agree that any payment required to be made pursuant to this Section 10.9 shall be paid 50% by Tekelec and 50% by the Representatives. The Escrow Agent may deduct any unpaid amounts from the Escrow Funds. In the event Escrow Agent deducts any unpaid amounts for which Tekelec is responsible under this Section 10.9 from the Escrow Funds, Tekelec shall promptly deposit into the Escrow Account Tekelec's portion of such unpaid amounts and in the event Escrow Agent deducts any unpaid amounts for which any of the Representatives are responsible hereunder from the Escrow Funds, the Representatives shall promptly deposit into the Escrow Account the Representatives' portion of such unpaid amounts or if the Representatives fail to do so, the Escrow Agent shall deduct such amounts from the Disbursement Funds.

                           10.10.   Tekelec and the Representatives together may
terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect. In the event of such termination, Tekelec and the Representatives shall before the date of such termination jointly appoint a successor Escrow Agent, and the Escrow Agent shall deliver the remaining Escrow Funds to such successor Escrow Agent.

                  11.      PROVISIONS CONCERNING THE REPRESENTATIVES.

                           11.1.    Until the later of the Release Date or the
date on which no Escrow Funds remain held in escrow hereunder, the Representatives shall, and shall have full power and authority to, exclusively act on behalf of each Holder in connection with all matters relating to this Escrow Agreement and the Merger Agreement. The Representatives shall also have full power and authority to give and receive notices by or on behalf of each Holder.

                           11.2.    The Representatives shall be entitled to
reimbursement from the Holders of all reasonable expenses incurred in the performance of its duties as Representatives under this Escrow Agreement and the Merger Agreement. To the extent that expenses of the Representatives remain unreimbursed by the Holders and Escrow Funds remain in the Escrow

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Account on the Release Date, the reimbursement obligations contained in this
Section 11.2 shall be satisfied by the Holders from the Escrow Funds (less, in either case, any Disputed Amounts), as appropriate to the expenses being reimbursed, pro rata from each such Holder based on the Holder's Pro Rata Portion.

                           11.3.    By giving notice to the Representatives in
the manner provided by Section 12, a party shall be deemed to have given notice to all of the Holders and any action taken by the Representatives may be considered by any other party to be the action of each such Holder for all purposes, including for all purposes of this Escrow Agreement and the Merger Agreement. In addition, the parties hereto acknowledge and agree that (i) none of the Holders shall be entitled to individually take any action which the Representatives are authorized hereunder to take on behalf of such Holders and
(ii) the failure of the Representatives to take any action they are permitted or authorized to take hereunder on behalf of the Holders during the applicable time period in which such action is permitted to have been taken by the Representatives, including, without limitation, providing any Dispute Notice hereunder or under the Merger Agreement, shall be deemed for all purposes to constitute a complete waiver and release by each Holder of the right to individually take any such action. Notwithstanding the foregoing, nothing in this Escrow Agreement shall be construed in any way to create any obligation of the Representatives with respect to the indemnification obligations of the Holders under Section 9.1(b) of the Merger Agreement.

                           11.4.    In the event that a Representative is unable
or refuses to serve, the other Representative shall serve alone. In the event that both Representatives are unable or refuse to serve, the Stockholders will promptly notify Tekelec and the Escrow Agent in writing of the designation by the Supermajority Recipients of successors to act as Representatives hereunder.

                  12. NOTICES AND WRITTEN DIRECTIONS. All notices, requests, demands, and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended and by depositing such notice, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 12 for, or such other address as may be designated in writing hereafter by, such party:

                           If to Tekelec or the Company:

                           26580 West Agoura Road
                           Calabasas, California 91302
                           Attention: President
                           Facsimile No.: (818) 880-0176

                           and

                           Ronald W. Buckly
                           Tekelec

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                           26850 West Agoura Road
                           Calabasas, California 91302
                           Facsimile: (818) 880-0176

                           with a copy to:

                           J. Mark Klamer and Katherine F. Ashton
                           Bryan Cave LLP
                           One Metropolitan Square, Suite 3600
                           211 North Broadway
                           St. Louis, Missouri 63102
                           Facsimile: (314) 259-2020

                           If to the Representatives:

                           Bessemer Venture Partners V L.P.
                           1865 Palmer Avenue
                           Suite 104
                           Larchmont, NY 10538
                           Attention: Robert P. Goodman and Edmund Colloton
                           Fax: 914 833-9200

                           and

                           Columbia Capital, L.L.C.
                           201 North Union Street, Suite 300
                           Alexandria, VA 22314
                           Attention: Donald A. Doering
                           Facsimile: 703-519-5870

                           with a copy to:

                           Nixon Peabody LLP
                           101 Federal Street
                           Boston, MA 02110
                           Attention: Jonathan R. Karis
                           Facsimile: 866-375-3459

                           If to the Escrow Agent:

                           U.S. Bank National Association
                           Attn: Brian J. Kabbes
                           One U.S. Bank Plaza
                           Mail Code: SL-MO-T6CT
                           St. Louis, MO 63101

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                           Telephone: (314) 418-3943
                           Fax: (314) 418-1225

                  13. TRANSFER OF INTERESTS. The interests of the Holders or the Representatives in the Escrow Funds or the Disbursement Funds and the rights and obligations of the parties hereunder may not be transferred except by operation of law, and will not be represented by any certificate or instrument. Neither the Representatives nor the Holders shall be entitled to withdraw the Escrow Funds or the Disbursement Funds except as provided hereunder or to substitute any other property therefore.

                  14. LIABILITIES OF TEKELEC, REPRESENTATIVES AND STOCKHOLDERS. Neither the depositing hereunder of the Escrow Deposit nor any of the other provisions of this Escrow Agreement shall directly or indirectly limit or expand any of the liabilities or obligations of any of Tekelec, Taqua, the Representatives or the Holders to any other party under the Merger Agreement.

                  15. COUNTERPARTS. Counterpart copies of this Escrow Agreement may be signed by all parties and signature pages exchanged by fax or otherwise. The parties intend that counterpart copies signed and exchanged as provided in the preceding sentence shall be fully binding. Counterpart originals of this Escrow Agreement shall be exchanged by U.S. mail or express service at the earliest reasonable date following the exchange of signature pages fax.

                  16. AMENDMENT; WAIVER. No modification, amendment or waiver of any provision of this Escrow Agreement will be effective unless such modification, amendment or waiver is approved in writing by Taqua, Tekelec, the Representatives, and the Escrow Agent. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  17. BINDING EFFECT; ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                  18. HEADINGS. The headings of the various sections of this Escrow Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

                  19. SEVERABILITY. If any provision of this Escrow Agreement shall be determined to be illegal or unenforceable, the remaining provisions of this Escrow Agreement shall remain in full force and effect, and this Escrow Agreement shall be construed as if the illegal or unenforceable provision were not a part hereof, so long as the remaining provisions of this Escrow Agreement shall be sufficient to carry out the overall intent of the parties as expressed herein.

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                  20.      GOVERNING LAW. This Escrow Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

                  21. FURTHER ASSURANCES. Each party hereto shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Escrow Agreement.

                  22. THIRD PARTY BENEFICIARY.23. Nothing set forth in this Escrow Agreement shall be construed to confer any benefit to any third party who is not a party to this Escrow Agreement.

                  24. VENUE AND JURISDICTION. Any disputes arising out of, in connection with or with respect to this Escrow Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated as set forth in
Section 11.10 of the Merger Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Escrow Agreement as of the date first set forth above.

                                          TEKELEC

                                          By: /s/ PAUL J. PUCINO
                                              ----------------------------------
                                          Name: Paul J. Pucino
                                          Title: Chief Financial Officer

                                          By: /s/ FREDERICK M. LAX
                                              ----------------------------------
                                          Name: Frederick M. Lax
                                          Title: Chief Executive Officer

                                          TAQUA, INC.

                                          By: /s/ DONALD W. PRATT, JR.
                                              ----------------------------------
                                          Name: Donald W. Pratt, Jr.
                                          Title: Chief Financial Officer and
                                                 Treasurer

                                          REPRESENTATIVES

                                          COLUMBIA CAPITAL, L.L.C., as a
                                          Representative

                                          By: /s/ DONALD A. DOERING
                                              ----------------------------------
                                          Name: Donald A. Doering
                                          Title: Chief Financial Officer

                                          BESSEMER VENTURE PARTNERS V L.P., as a
                                          Representative

                                          By: Deer V & Co. LLC, General Partner/
                                          Managing Member

                                          By: J. EDMUND COLLOTON
                                              ----------------------------------
                                          Name: J. Edmund Colloton
                                          Title: Manager

                                          U.S. Bank National Association

                                          By: /s/ BRIAN J. KAPPAS
                                              ----------------------------------
                                          Name: Brian J. Kappas
                                          Title: Vice President



                                       13